LEASE

Original Lease

KIM MANAGEMENT, LLC.,

Landlord

TO

BIG BROTHER WORLD, INC.,

Tenant

Premises:
at
15-15 132nd Street
First Floor
College Point, New York 11356

- - - - - - - - - - - - - - - - - -

TABLE OF CONTENTS

CAPTION

This Index is included only as a matter of convenience of reference and shall not be deemed or construed in any way to define or limit the scope of the following lease or the intent of any provision thereof.

LEASE

LEASE dated January 17, 2003, between **KIM MANAGEMENT, LLC., ("Landlord")**, a New York limited liability company, having an office at 1222 Anderson Avenue, Fort lee, NJ 07024, and **BIG BROTHERS WORLD, INC. ("Tenant")**, a New York corporation, having an office at 75-77 179TH Street, Fresh Meadow, New York 11366.

WITNESSETH:

ARTICLE 1
Demise, Premises, Term, Rents

1.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building and land, known as tax lot 15 as shown in the annexed survey as Exhibit A) located at **15-15 132nd Street, First floor, College Point, New York 11356** (hereinafter referred to as the "**Building**, for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

1.02 The premises hereby leased to Tenant is the first floor of the Building. Said premises together with all fixtures and equipment which at the commencement of, or during, the term of this lease, are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 14) constitute and are hereinafter referred to as the **"Demised Premises."**

1.03 The term of this lease for which the Demised Premises are hereby leased, shall commence on March 1, 2003 (the **"Commencement Date"**) which is the earlier of (a) the date on which Tenant, or any person or entity claiming by, through or under Tenant, first uses or occupies any portion of the Demised Premises for business, and (b) the Substantial Completion Date (as hereinafter defined), and shall expire on the date (the **"Expiration Date"**) which is the last day of the calendar month immediately preceding the calendar month in which occurs the tenth (10th) anniversary of the Rent Commencement Date (as hereinafter defined), or shall expire on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law. If the parties cannot agree on such dates, such dates shall be determined by arbitration in the manner provided in Article 34. The tenant shall have rent concession until February 28, 2003.

1.04 The "rents" reserved under this lease, for the term thereof, shall be and consist of:

(a) **"fixed rent"** of:

$60,000.00 per year ($5,000.00 per month) for the first year 3/03

$61,800.00 per year ($5,150.00 per month) for the second year 3/04

$63,654.00 per year ($5,304.50 per month) for the third year 3/05

$65,556.00 per year ($5,463.63 per month) for the fourth year 3/06

$67,524.00 per year ($5,627.54 per month) for the fifth year 3/07

$69,552.00 per year ($5,796.37 per month) for the sixth year 3/08

$71,040.00 per year ($5,970.26 per month) for the seventh year /09

$73,788.00 per year ($6,149.36 per month) for the eighth year /10

$75,996.00 per year ($6,333.84 per month) for the ninth year /11

$78,276.00 per year ($6,523.86 per month) for the tenth year /12

for the period (the **"Rent Period"**) commencing on the Rent Commencement Date and continuing thereafter through the remainder of the initial term of this lease, all of which Tenant covenants and agrees to pay on the first day of each and every calendar month during the term of this lease, except that together with its execution and delivery of this lease, Tenant shall pay the sum of $5,000.00, to be applied against the first monthly installment(s) of fixed rent becoming due under this lease; and

(b) **"additional rent"** consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent), all to be paid to Landlord at its office, or such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America.

1.05 Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction, setoff or claim whatsoever except as expressly provided in this lease.

1.06 If the Rent is not paid by the fifth day of the month, the tenant shall pay a late penalty of $500.00 per occurrence, plus 15% interest per annum, and reasonable attorney's fees for the collection of rent.

1.07 Each and every covenant contained in this Article shall be deemed separate and independent, and not dependent on any other term of this lease for the use and occupancy of the Demised Premises by Tenant, and the performance of any such term shall not be considered to be for rent or other payment for use of the Demised Premises. It is understood that the consideration for the covenants in this Article is the making of this lease, and the damages for failure to perform same shall be in addition to and separate and independent of the damages accruing by reason of default in observing any other term of this lease.

ARTICLE 2
Use

2.01 Tenant shall use and occupy the Demised Premises for the warehouse and related purposes as allowed in the Certificate of Occupancy and for no other purpose.

2.02 If any governmental license or permit, other than a Certificate of Occupancy (which Landlord shall obtain at its sole cost and expense) for the mere occupancy of the Demised Premises for the purposes set forth in Section 2.01(a), shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

2.03 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building or in violation of any laws and/or requirements of public authorities, any requirements of insurance bodies, or any superior mortgage or superior lease.

ARTICLE 3
Failure To Give Possession

3.01 If the Demised Premises or any additional space to be included within the Demised Premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this lease or for the inclusion of such space for any reason whatsoever, then this lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the Demised Premises or the additional space, as the case may be, shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the Demised Premises or the additional space until the same are available for occupancy by Tenant; provided, however, Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the Demised Premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no way affect the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of this lease.

ARTICLE 4
Preparation of the Demised Premises

4.01 (a) Tenant acknowledges that it has made a full and complete inspection of the Demised Premises, and Tenant agrees to accept same on the Commencement Date in their present "as-is" condition. Tenant acknowledges that neither Landlord, nor Landlord's agent, has made any representations or promises in regard to the Demised Premises.

(b) Any installations, materials and work which may be undertaken by or for the account of Tenant to equip, decorate and furnish the Demised Premises for Tenant's initial occupancy thereof ("Tenant's Work") shall be, first consented by the landlord in writing, and performed by Tenant, at Tenant's sole cost and expense in accordance with the terms, covenants and conditions set forth in this lease, including, without limitation, Articles 13 and 14 hereof.

(c) After the completion of the Tenant's Work, Tenant shall deliver to Landlord:

(i) a certificate from Tenant's architect and general contractor or construction manager that (1) all Tenant's Work has been completed in accordance with the Tenant's Plans and revisions thereto

theretofore approved by Landlord; (2) there are no violations or liens pending as a result of any of Tenant's Work; and (3) all Tenant's Work has been paid for in full; (4) a new certificate of occupancy.

ARTICLE 5
Adjustments Of Rent

5.01 Real Estate Taxes & Common Area Maintenance Charges: The tenant shall pay one-half of the escalation or increases of Real Estate taxes and Common Area maintenance charges over the base year 2002/2003 on the leased premises at 15-15 132nd Street, College Point, New York 11357. Notwithstanding and contrary to this section or any other provision of the Lease, Tenant's obligation to Landlord in connection with Real Estate Taxes and Common Area Maintenance charges shall not be commenced before July 1, 2003. Presently, the Common Area maintenance charges is $500.00 per month, $6,000.00 per annum for 2002/2003.

ARTICLE 6
Security Deposit

The tenant shall deposit with the landlord for three (3) months in the amount of $15,000.00 ~~without interest. The deposit shall increase pursuant to the rent increase each year.~~

ARTICLE 7
Subordination, Notice To Lessors And Mortgagees

7.01 This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. The leases to which this lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes referred to as **"superior leases"** and the mortgages to which this lease is, at the time referred to, subject and subordinate are hereinafter sometimes referred to as **"superior mortgages"** and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter referred to as a **"lessor"**.

7.02 If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, or if a superior lease shall terminate or be terminated for any reason, then, at the election and upon demand of the party so succeeding to Landlord's rights, as the successor owner of the property of which the Demised Premises is a part, or as the mortgagee in possession thereof, or otherwise (such party, owner or mortgagee being herein sometimes called the "successor landlord"), Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment, this lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant, upon all of the executory terms, conditions and covenants as are set forth in this lease and shall be applicable after such attornment.

ARTICLE 8
Quiet Enjoyment

8.01 So long as Tenant pays all of the fixed rent and additional rent due hereunder and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations of this lease and, as provided in Article 7, to the superior leases and the superior mortgages.

ARTICLE 9
Assignment And Subletting

9.01 (a) Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, or encumber this lease or any of its rights or estates hereunder, sublet the Demised Premises or any part thereof, or suffer, or permit, the Demised Premises, or any part thereof, to be used or occupied by others, without the prior written consent of Landlord in each instance, which the consent shall not be unreasonably withheld and delayed more than 30 days from the date of submission of the proposed Assignment & Assumption of Lease. If this lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, subletting, occupancy, or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant, or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Landlord's consent to an assignment or subletting shall not, in any wise, be construed to relieve Tenant from obtaining Landlord's express written consent to any further assignment or subletting. In no event shall any permitted sublessee assign or encumber its sublease, further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space, or any part thereof, to be used or occupied by others, without Landlord's prior written consent in each instance. Landlord shall not demand any consideration for landlord's consent to an assignment or subletting except a reasonable attorney's fees for review of the same.

ARTICLE10
Compliance With Laws And Requirements Of Public Authorities

10.01 Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law and/or requirement of public authority, and Tenant, at its expense, shall comply with all laws and/or requirements of public authorities which shall, with respect to the Demised Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Demised Premises, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant, or (iv) breach of any of Tenant's obligations hereunder. However, Tenant shall not be so required to make any structural change in the Demised Premises unless the requirement arises from Tenant's manner of use of the Demised Premises (as distinguished from the mere use thereof for the purposes expressly permitted pursuant to subsection 2.01(a) above) or from a cause or condition referred to in clause (ii), (iii) or (iv) above. Furthermore, Tenant need not comply with any such law and/or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 10.02. To the extent that Tenant is obligated to perform any structural changes to any portion of the Demised Premises or other portion of the Building or is obligated to perform any repairs outside of the Demised Premises, Landlord, at its election, may perform such changes or repairs on Tenant's behalf, in which event, Tenant shall reimburse Landlord for the actual costs paid or incurred by Landlord to perform such changes or repairs within ten (10) days after Landlord's request therefor, which request shall be accompanied by a reasonably detailed description of the changes or repairs in question and the costs thereof. Landlord, at its expense, shall comply with all laws and/or requirements of public authorities as shall affect the Demised Premises with which Tenant is not obligated to comply, but may similarly contest the same subject to conditions reciprocal to Subsections (a), (b) and (d) of Section 10.02.

10.02 Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings.

10.03 (a) Tenant shall not cause or permit **"Hazardous Materials"** (as defined below) to be used, transported, stored, released, handled, produced or installed in, on or from the Demised Premises or the Building,

except that Tenant may use and store limited quantities of substances reasonably necessary in the ordinary operation and maintenance of office equipment, provided such substances are used and stored within the Demised Premises, in accordance with all applicable laws and/or requirements of public authorities. The term **"Hazardous Materials"** shall, for the purposes hereof, mean any flammable, explosive or radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material, as now or hereafter defined as a hazardous material or a hazardous substance by any federal, state or local law, ordinance, rule or regulation, now or at any time hereafter in effect. The provisions of this Article shall survive the expiration or sooner termination of this lease.

10.04 Notwithstanding anything to the contrary contained in this lease, Tenant agrees that it shall be solely responsible, at its expense, to cause the Demised Premises (including the lavatories within the Demised Premises and all entrances and exits to and from the Demised Premises) to be, and to remain throughout the term hereof, in compliance with the provisions of the Americans With Disabilities Act of 1990 and any municipal laws, ordinances and rules of like import, and any regulations adopted and amendments promulgated pursuant to any of the foregoing (collectively, the **"ADA"**), and Landlord shall have no obligation whatsoever in connection therewith. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of, any notices alleging violations of the ADA relating to any portion of the Demised Premises; any claims made or threatened in writing regarding non-compliance with the ADA and relating to any portion of the Demised Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA and relating to any portion of the Demised Premises. In addition, without Landlord's prior written consent in each instance, no portion of the Demised Premises shall be used in any manner, and no Changes shall be performed, if such manner of use or such Changes requires that any alterations, changes, additions, improvements or other work be performed or made to any portions of the Building (outside the Demised Premises) or the Land, which consent may be withheld by Landlord in its sole and absolute discretion. If Landlord gives its consent for such manner of use or Changes, then, Landlord, at Tenant's sole cost and expense, shall perform or make such alterations, changes, additions, improvements or other work, and Tenant shall pay to Landlord as additional rent the cost and expense incurred or paid by Landlord to perform or make same, within ten (10) days after Landlord's demand therefor, which demand shall be accompanied by a reasonably detailed statement of the alterations, changes, additions, improvements or other work so performed or made and the cost and expense incurred or paid by Landlord.

ARTICLE 11
Insurance

11.01 Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the city of New York, and shall not do, permit anything to be done, keep, or permit anything to be kept, in the Demised Premises which would (a) subject Landlord to any liability or responsibility for personal injury, death or property damage; (b) increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section 11.04); or (c) result in insurance companies of good standing refusing to insure the Building or any of such property in amounts reasonably satisfactory to Landlord.

11.02 Tenant covenants to provide on or before the earlier to occur of (i) the Commencement Date and (ii) ten (10) days from the date of this lease and to keep in force during the term hereof and during any other time that Tenant or any person claiming by, through or under Tenant is in possession of, or is otherwise using or occupying, any portion of the Demised Premises, the following insurance coverage which coverage shall be effective on the Commencement Date:

(a) commercial general liability insurance, with broad form endorsement, containing an omnibus named insured provision naming as additional insureds Landlord (collectively, the **"Present Additional Insureds"**), and the holders of all superior mortgages, the lessors under all superior leases, Landlord's agents and all other persons and entities designated by Landlord (but only to the extent that Landlord specifically requests such holders, lessors, agents and other persons and entities to be so named) and protecting Landlord, Tenant, all of Tenant's subtenants, and all such other additional insureds, against (i) all claims, demands or actions for injury to, or death of, persons or property, arising from, related to, or in any way connected with the use or occupancy of the Demised Premises, or caused by actions or omissions to act of Tenant, its agents, servants and contractors, or of any

person or entity claiming by, through or under Tenant, and (ii) all accidents occurring in or about the Demised Premises. Such policy shall have limits of liability of not less than $1,000,000.00 combined single limit coverage on a per occurrence basis, including property damage. Such policy shall contain a contractual liability coverage endorsement with respect to Tenant's indemnification obligations under this lease, and shall include independent contractors' coverage. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, if any, provided such policy contains an endorsement (i) naming Landlord (and the above-mentioned other persons and entities) as additional insureds, (ii) specifically referencing the Demised Premises, and (iii) guaranteeing a minimum limit available for the Demised Premises equal to the limits of liability required under this lease;

(b) Worker's compensation, and, if required by applicable law, disability and such other similar insurance, in statutory amounts, covering all persons that are performing Changes (as hereinafter defined), or with respect to whom death or bodily injury claims could be asserted against Landlord, the Land or the Building, and endorsed to waive subrogation claims in favor of Landlord, and each of the Present Additional Insureds and all other additional insureds requested by Landlord; and

(c) property insurance coverage against all risk of loss or damage from any cause whatsoever in an amount adequate to cover the cost of replacement of all of personal property, fixtures, furniture, furnishings, valuable papers and documents, data, leasehold improvements and equipment, including Tenant's Work, Tenant's Property and all Changes, located in the Demised Premises.

All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best's Insurance Reports or any successor publication of comparable standing and carrying a rating of A- VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be cancelled or modified unless Landlord and any additional insureds are given at least thirty (30) days prior written notice of such cancellation or modification (such notice being an "**Insurance Cancellation Notice**").

ARTICLE 12
Rules And Regulations

12.01 Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as **Exhibit**, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises except as required by any laws and/or requirements of public authorities or any requirements of insurance bodies; provided, however, that in case of any conflict or inconsistency between the provisions of this lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this lease shall control.

12.02 Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors. However, Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.

ARTICLE 13
Tenant's Changes

13.01 Tenant shall make no changes in or to the Demised Premises of any nature without Landlord's prior written consent in each instance, except as otherwise expressly permitted in this Article.

13.02 (a) With Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed, Tenant may, from time to time during the term of this lease, at its sole expense, make such alterations, additions, installations, substitutions, improvements and decorations (collectively, "**Nonstructural Changes**") in and to the interior of the Demised Premises that are not structural in nature, that do

not result in, or require, an amendment to, or modification of, the certificate of occupancy for the Building, and that do not otherwise affect the structural parts or integrity of the Building and do not affect any of the Building's utilities, systems or services, as Tenant may reasonably consider necessary for the conduct of its business therein, on the following conditions:

(i) neither the outside appearance nor the strength of the Building or any of its structural parts shall be affected;

(ii) no part of the Building outside of the Demised Premises shall be physically affected; and

(iii) the proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected, and the usage of such systems by Tenant shall not be increased.

(b) For the purposes of this Article, a **"Decorative Change"** shall mean a Nonstructural Change that is entirely decorative in nature, does not require the approval of any governmental or quasi-governmental authority and conforms to the then design criteria of the Building (as established from time to time by Landlord), and a **"Permitted Nonstructural Change"** shall mean a Nonstructural Change that conforms to the then design criteria of the Building (as established from time to time by Landlord) and does not require the approval of any governmental or quasi-governmental authority, the cost of which, together with the cost of all other Changes that have not been completed and fully paid for, is not more than $15,000.00. Landlord's approval shall be deemed given for all Decorative Changes and Permitted Nonstructural Changes, provided that (i) same are performed in accordance with, and subject to, this Article and all other applicable provisions of this lease, and (ii) at least ten (10) days prior to commencing any such Decorative Change or Permitted Nonstructural Change, Tenant gives to Landlord a notice of Tenant's intention to perform such Decorative Change(s) or Permitted Nonstructural Change(s), which notice, to be effective, shall be accompanied by a reasonably detailed description of the Decorative Change(s) or Permitted Nonstructural Change(s) that Tenant intends to perform, the estimated commencement date and completion date of such Decorative Change(s) or Permitted Nonstructural Change(s), and the estimated cost thereof.

13.03 Tenant shall not make any alterations, additions, installations, substitutions, improvements or decorations (collectively **"Structural Changes"**) (i) outside the Demised Premises; (ii) in or to the exterior of the Demised Premises; (iii) in or to the interior Demised Premises that are structural in nature or that otherwise affect the structural integrity or parts of the Building or that affect any of the Building's utilities, systems or services, or (iv) which result in, or require, an amendment to, or modification of, the certificate of occupancy for the Building, without Landlord's prior written approval in each instance, which approval may be withheld by Landlord in its absolute and sole discretion.

13.04 Nonstructural Changes and/or Structural Changes (collectively, **"Changes"**) shall only be performed in accordance with and subject to, this Article and the other applicable provisions of this lease.

ARTICLE 14
Tenant's Property

14.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

14.02 All paneling, movable partitions, lighting fixtures, special cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises, (all of which are sometimes referred to as **"Tenant's Property"**) shall be and shall remain the property of

Tenant and may be removed by it at any time during the term of this lease; provided that if any of Tenant's Property is removed, Tenant or any party or person entitled to remove same shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant or which has replaced such items originally provided by Landlord at Landlord's expense shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant's Property.

14.03 At or before the Expiration Date, or the date of any earlier termination of this lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property which is not attached to, or built into, the Demised Premises except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall fully repair any damage to the Demised Premises or the Building resulting from such removal. Tenant's obligation herein shall survive the termination of the lease.

14.04 Any other items of Tenant's Property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit.

14.05 (a) For purposes of this lease, **"Specialty Installation(s)"** shall mean installations consisting of kitchens, pantry areas, executive bathrooms, raised computers floors, computer installations, communication installations, security systems, fire detection and suppression systems, vaults, internal staircases, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems and other installations of similar character or nature that are above and beyond standard or typical office installations. Unless otherwise expressly advised in writing by Landlord to the contrary, on or before the Expiration Date or sooner termination of this lease, Tenant shall, at its sole cost and expense, remove all Specialty Installation(s) from the Demised Premises and restore all slab and wall penetrations to the condition that existed prior to such penetrations (such removal and repair work being the **"Restoration Work"**).

(b) Tenant's obligation and liability with respect to the removal of Specialty Installation(s) and the performance of the Restoration Work shall survive the Expiration Date (as same may be extended) or sooner expiration or termination of this lease.

14.06 Notwithstanding anything contained in this Article to the contrary, if in Tenant's request for Landlord's approval of the Tenant's Plans for any Change, including Tenant's Work, Tenant expressly requests Landlord to notify Tenant whether Tenant will be required at the end of the term of this lease to remove a particular installation or improvement, Landlord, if it approves the Tenant's Plan in question, shall notify Tenant in such approval as to whether or not Landlord will require such installation or improvement to be so removed.

ARTICLE 15
Repairs And Maintenance

15.01 Tenant shall take good care of the Demised Premises. Tenant shall promptly, at its sole cost and expense, make all nonstructural repairs to the Demised Premises and the fixtures, equipment and appurtenances therein, including all Building systems and equipment therein that have been installed or modified in any way by or on behalf of Tenant, as and when needed to preserve the Demised Premises (and all such fixtures, equipment and appurtenances) in good working order and condition, except for reasonable wear and tear. In addition, Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building, as shall be required by reason of (i) the performance or existence of Tenant's Work or Tenant's Changes, (ii) the installation, use or operation of Tenant's Property in the Demised Premises, (iii) the moving of Tenant's Property in or out of the Building, (iv) the negligence or willful act of Tenant or any of its employees, agents or contractors, (v) the use of any portion of the Demised Premises for a use that is not permitted under this lease, or (vi) a default under any of the terms, covenants or conditions in this lease on Tenant's part to observe, perform or comply with. Except if required by the negligence or other fault of Landlord or its employees, agents or contractors, Tenant, at its expense, shall replace all scratched, damaged or other glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of interior

doors and wall and floor coverings in the Demised Premises and, for the repair and maintenance of all lighting fixtures therein. All repairs made by Tenant shall be made in accordance with Article 13 of this lease, as if such repairs were a Change, subject to Landlord's right to make such repairs on behalf of Tenant, as more particularly provided above.

15.02 Tenant, at its expense, shall keep and maintain the Building and its systems and facilities serving the Demised Premises, in good working order, condition and repair.

15.03 Except as may otherwise be expressly provided in this lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord, Tenant or others making or failing to make any repairs or changes which, with respect to Landlord, Landlord is required or permitted by this lease, or required by law to make, in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises, provided that Landlord shall use due diligence in making any repairs and shall perform such repair work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner as will not materially interfere with Tenant's use of the Demised Premises; provided, however, the foregoing shall not require Landlord to perform any such repairs or changes on an overtime or premium time basis.

ARTICLE 16
Electricity

16.01 Tenant shall obtain electrical service to the Demised Premises for lighting the same and for the operation of normal office equipment (such as typewriters, calculators, copy machines and telephone facsimile machines, personal computers and printers) therein. Tenant shall supply, at its sole cost and expense, all lamps, starters, ballasts, or bulbs used in the Demised Premises.

16.02 Tenant covenants and agrees that, at all times, its use of electric current shall never exceed the capacity of the existing feeders to the Building or the existing risers, existing distribution equipment or wiring installation thereof. In connection therewith, Tenant expressly agrees that all installations, alterations and additions of and to the electrical fixtures, appliances, or equipment within the Demised Premises shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed, and, if such approval shall be given, rigid conduit only shall be permitted. If, in connection with any request for such approval, Landlord shall, in its sole reasonable judgment, determine that the risers of the Building servicing the Demised Premises shall be insufficient to supply Tenant's electrical requirements with respect thereto, Landlord shall, at the sole cost and expense of Tenant, install any additional feeder(s) and equipment that Landlord shall deem necessary with respect thereto, provided, however, that, if Landlord shall determine, in its sole judgment, that the same will cause permanent damage or injury to the Building or to the Demised Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expense, or interfere with, or disturb, the other tenants or occupants of the Building, then Landlord shall not be obligated to make such installation, and Tenant shall not make the installation, alteration, or addition with respect to which Tenant requested Landlord's consent. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment necessary and proper in connection therewith, subject to the aforesaid terms and conditions. All of the aforesaid costs and expenses are chargeable and collectible as additional rent, and shall be paid by Tenant to Landlord within fifteen (15) days after rendition of any bill or statement to Tenant therefor.

ARTICLE 17
Heat, Ventilating And Air-Conditioning

17.01 For the purposes of this lease:

(a) **"business days"** shall mean 365days per year ;

(b) **"regular hours"** shall mean the all hours on business days; and

Hfe   J.K.

17.02 Tenant, at its expense, shall maintain and operate the heating, ventilating and air-conditioning systems (the "**systems**"), if any, and, subject to energy conservation requirements of governmental authorities, and the Tenant shall furnish heat, ventilating and air-conditioning (collectively, the "**air-conditioning service**") in the Demised Premises through the systems as may be required for reasonably comfortable occupancy of the Demised Premises during regular hours of business days throughout the year.

ARTICLE 18
Landlord's Other Services

18.01 Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this lease, to stop operating any of the heating, ventilating, air conditioning, electric, sanitary, elevator, or other building systems serving the Demised Premises, and to stop the rendition of any of the other services required of Landlord under this lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control. Landlord shall take reasonable steps to minimize any inconvenience to Tenant in connection with such stoppage; provided, however, the foregoing shall not require Landlord to perform any such repairs or changes on an overtime or premium time basis.

ARTICLE 19
Access, Changes In Building Facilities, Name

19.01 Landlord or Landlord's agent shall have the right, upon reasonable advance request (except in emergency as hereafter provided where no request need be made) to enter and/or pass through the Demised Premises or any part thereof, except for areas that Tenant has identified to Landlord in writing where money or other valuables are kept ("**security areas**") at reasonable times during reasonable hours, (i) to examine the Demised Premises and meters and to show them to the fee owners, lessors of superior leases, other owners of the building, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and (ii) for the purpose of making such repairs or changes in or to the Demised Premises or in or its facilities, as may be provided for by this lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be reasonably required for such repairs, changes, repainting or maintenance to the Demised Premises only, without liability to Tenant, but Landlord shall not unreasonably interfere with Tenant's use of the Demised Premises. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building. In such circumstances of emergency, a policeman or fireman shall accompany Landlord's entry into any security area whenever possible and Landlord will give Tenant prompt notice after such entry.

19.02 During the period of twelve (12) months prior to the Expiration Date Landlord may, upon reasonable advance notice, exhibit the Demised Premises to prospective tenants.

19.3 Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, and without it constituting an actual or constructive eviction, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the size, composition, number, arrangement or location of the public entrances, doors, doorways, halls, passages, elevators, escalators and stairways and other public portions thereof, as it may deem necessary or desirable, provided that (a) the services required to be provided to Tenant pursuant to the provisions of this lease shall not be adversely affected, and (b) the size of the Demised Premises shall not be reduced and (c) Tenant shall, at all times, have ingress and egress to and from the Building and the Demised Premises.

19.04 For the purposes of Article 19, the term "Landlord" shall include lessors of leases and the holders of mortgages to which this lease is subject and subordinate as provided in Article 7.

19. 05 Any reservation in this lease of a right by Landlord to enter upon the Demised Premises and to make or perform any repairs, alterations or other work in, to or about the Demised Premises which, in the first instance, is the obligation of Tenant pursuant to this lease shall not be deemed to: (i) impose any obligation on

Hp   J.L.

Landlord to do so, (ii) render Landlord liable (to Tenant or any third party) for the failure to do so, or (iii) relieve Tenant from any obligations to indemnify Landlord as otherwise provided elsewhere in this lease

ARTICLE 20
Notice Of Accidents

20.01 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises for which Landlord might be liable, (ii) all fires in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air- conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof.

ARTICLE 21
Non-Liability And Indemnification

21.01 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purpose herein permitted, will be brought upon or be kept in the Demised Premises.

21.02 Tenant shall indemnify and save harmless Landlord and its agents against and from (i) any and all claims (x) arising from (A) the conduct or management of the Demised Premises or of any business therein, (B) any default under, or breach or, any of the terms, covenants or conditions of this lease on Tenant's part to observe, perform or comply with, or (C) any work done, or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the Demised Premises during the term of this lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises or during the period of time after the expiration of the term of this lease that Tenant, or any person or entity claiming by, through or under Tenant, remains in possession or occupancy of the Demised Premises or any portion thereof, or (y) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors even if the claims described in (x) or (y) above arise out of the concurrent negligence of Landlord, and (ii) all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding by attorneys reasonably acceptable to Landlord, Landlord agreeing that the attorneys for the insurance company providing Tenant's insurance are acceptable.

21.03 Except as otherwise expressly provided in this lease, this lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, acts of God or other like cause beyond Landlord's reasonable control.

ARTICLE 22
Destruction Or Damage

22.01 If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause, the fixed rent and the additional rent payable under Article 5 hereof shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such untenantability to the date the damage shall be repaired or restored. If the Demised Premises shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to

include substantially completely) untenantable or inaccessible on account of fire or other cause, the fixed rent and the additional rent payable under Article 5 hereof shall abate as of the date of the damage or destruction or untenantability, as the case may be, through the date next preceding the date on which the repairs to the Building and the Demised Premises having been substantially completed, provided, however, that if Tenant, or any person or entity claiming by, through or under Tenant, or any person or entity claiming by, through or under Tenant, occupies a portion of the Demised Premises for the conduct of its business during the period the restoration work is taking place and prior to the date that the same are made tenantable, the fixed rent and such additional rent shall be reinstated from and after the date of such occupancy.

22.02 If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then, provided this lease shall not have been terminated as in Section 22.03 below provided, Landlord shall repair the damage with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property nor to repair or restore any Tenant's Work or Changes.

22.03 If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than twenty (20%) percent of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this lease by giving Tenant notice to such effect within one hundred eighty (180) days after the date of the casualty. In case of any damage or destruction mentioned in this Section, Tenant may terminate this lease, by notice to Landlord, if Landlord has not substantially completed the making of the required repairs within six (6) months after the date of such damage or destruction (**"Restoration Period"**). For Tenant's notice of termination to be effective, it must be sent within thirty (30) days after the last day of the Restoration Period, **TIME BEING OF THE ESSENCE.** In addition, if any damage or destruction mentioned in this Section occurs, and Landlord does not elect to terminate this lease as provided in this Section 22.03, then, provided Tenant has not elected to terminate this lease pursuant to clause (B) below, within ninety (90) days after such fire or other cause, Landlord shall deliver to Tenant a statement (the **"Contractor's Statement"**) from a contractor, construction manager, architect or engineer, reasonably selected by Landlord, that sets forth such contractor's, construction manager's, architect's or engineer's good faith estimate as to when the repairs described in Section 22.02 above will be substantially complete. The Contractor's Statement shall be without any representation or warranty on the part of, or recourse against, Landlord or the person or entity that actually gives such statement, except for Tenant's right to terminate this lease as expressly hereinafter provided in the event that such statement is incorrect. Notwithstanding anything contained in this Article 22 to the contrary, (A) if such contractor, construction manager, architect or engineer estimates that the repairs described in Section 22.02 above with respect to a total damage or destruction of the Building or the Demised Premises will be substantially complete more than six (6) months after the date of such damage or destruction, or (B) if the Demised Premises shall be totally damaged or destroyed by fire or other cause during the last twelve (12) months of the term of this lease, then, provided said damage or destruction was not caused by the act or omission of Tenant or any of Tenant's employees, agents or contractors, or by any person or entity claiming by, through or under Tenant, Tenant, as Tenant's sole right and remedy, may elect to terminate this lease by written notice to Landlord (such notice being a **"Tenant Article 22 Termination Notice"**) given within thirty (30) days after the date Tenant receives the Contractor's Statement, in the case of clause (A), or within thirty (30) days after the date of the fire or other cause, in the case of clause (B), **TIME BEING OF THE ESSENCE WITH RESPECT TO ALL OF SUCH DATES,** in which event, the term of this lease shall expire as fully and completely on the date which is thirty (30) days after the date on which Tenant gives Landlord the Tenant Article 22 Termination Notice, as if such date were the Expiration Date and Tenant shall forthwith quit, surrender and vacate the Demised Premises in accordance with the applicable provisions of this lease, without prejudice, however, to Landlord's rights and remedies against Tenant under the provisions of this lease in effect prior to such termination, and any fixed rent or additional rent owing shall be paid up to such date and any payments of fixed rent or additional rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. If Tenant fails to give Landlord the Tenant Article 22 Termination Notice in the manner and in the time period set forth above or if said fire or other cause was caused by the act or omission of Tenant or any of Tenant's employees, agents or contractors, or by person or entity claiming by, through or under Tenant, then Tenant's right to terminate this lease shall be null and void, and of no further force or effect, and this lease shall continue in full force and effect, subject to the other provisions of this lease.

22.04 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article.

22.05 Notwithstanding any of the foregoing provisions of this Article, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of the uncollected insurance proceeds.

22.06 Landlord will not carry insurance of any kind on Tenant's Property, Changes or Tenant's Work, and shall not be obligated to repair any damage thereto or replace the same.

ARTICLE 23
Eminent Domain

23.01 If a part or the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title in such taking (which date is the "**date of the taking**"), and the rents shall be prorated and adjusted as of such date.

23.02 Landlord shall be entitled to receive award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this lease and Tenant shall receive tenant's award, except as hereinafter expressly provided in this Article. Notwithstanding anything herein to the contrary, Tenant may, at its sole cost and expense, make a claim with the condemning authority for Tenant's moving expenses, the value of Tenant's fixtures or Tenant's Changes which do not become part of the Building or property of Landlord, provided however that Landlord's award is not thereby reduced or otherwise adversely affected.

23.04 Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 34.

ARTICLE 24
Surrender; Holdover

24.01 On the last day of the term of this lease, or upon any earlier termination of this lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this lease and shall restore the Demised Premises wherever such removal results in damage thereto.

24.02 (a) In the event this lease is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the term of this lease, and if Landlord shall then not proceed to remove Tenant from the Demised Premises in the manner permitted by law (or shall not have given written notice to Tenant that Tenant must vacate the Demised Premises) irrespective of whether or not Landlord accepts rent from Tenant for a period beyond the Expiration Date, the parties hereby agree that Tenant's occupancy of the Demised Premises after the expiration of the term shall be under a month-to-month tenancy commencing on the first day after the expiration of the term, which tenancy shall be upon all of the terms set forth in this lease except Tenant shall pay on the first day of each month of the holdover period as fixed rent, an amount equal to 1.25 times one-twelfth of the fixed rent payable by Tenant during the last year of the term of this lease (*i.e.*, the year immediately prior to the holdover period). It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the original term or after the expiration of any term created thereafter, proceed to remove Tenant from the Demised Premises as a holdover, the fixed rent for the use and occupancy of the Demised Premises during any holdover period shall be calculated in the same manner as set forth above.

(b) Notwithstanding anything to the contrary contained in this lease, the acceptance of any rent paid by Tenant pursuant to subsection 24.02(a) above shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.

ARTICLE 25
Conditions Of Limitation

25.01 To the extent permitted by applicable law this lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of all or substantially all of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues unstayed for ninety (90) days, Landlord may give Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

25.02 This lease and the term and estate hereby granted are subject to the further limitation that:

(a) whenever Tenant shall default in the payment of any installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for five (5) business days after Landlord shall have given Tenant a notice specifying such default; or

(b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same (which thirty (30) days shall be reduced to five (5) days for a default under Section 13.07 or Article 33), or, in the case of a happening or default (specifically excluding a default under said Section 13.07 and Article 33) which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Section 10.02) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary; or

(c) notwithstanding anything contained in subsection (b) above, whenever (i) Tenant fails to provide or keep in force the insurance required by this lease, at the times and for the durations specified in this lease, or (ii) an Insurance Cancellation Notice is given to Landlord (whether or not the effective date of the cancellation or modification referred to in such Insurance Cancellation Notice of the insurance coverage that Tenant is obligated to provide and keep in full force and effect has occurred), and Landlord has not received either duplicate originals of the policies of insurance required by this lease or binding certificates evidencing such insurance, all in the form and substance required by this lease, together with evidence of payment for such policies, within five (5) days after notice is given to Tenant of such failure or of the giving of the Insurance Cancellation Notice, as the case may be;

(d) whenever any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 9; or

(e) whenever Tenant shall vacate or abandon the Demised Premises (unless as a result of a casualty) or if Tenant fails to move into or take possession of the Demised Premises within thirty (30) days after the commencement of the term of this lease; or

(f) when Tenant or any Tenant Entity shall be in default in the observance or performance of its obligations under any other lease in the Building,

then in any of said cases set forth in the foregoing Subsections (a), (b), (c), (d), (e) and (f), Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

ARTICLE 26
Re-Entry By Landlord

26.01 If Tenant shall default in the payment of any installment of fixed rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for three (3) business days after Landlord shall have given to Tenant a notice specifying such default, or if this lease shall expire as in Article 25 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this lease under the provisions of Article 25 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

26.02 In the event of a breach or threatened breach by Tenant of any of its obligations under this lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

26.03 If this lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 27 or pursuant to law.

ARTICLE 27
Damages

27.01 If this lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if

Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Section to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

27.02 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re- entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this lease or re-entry on the Demised Premises for the default of Tenant under this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than the sums referred to in Section 27.01.

ARTICLE 28
Waiver

28.01 Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as herein provided.

28.02 In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

28.03 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

28.04 The provisions of Articles 17 and 18 shall be considered expressed agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with

respect to such services unless Tenant agrees, in writing, to pay to Landlord, as additional rent, Landlord's reasonable charges for any additional services provided.

28.05 If, at any time during the term of t . lease, any requirement of public authority shall have the effect of limiting, for any period of time, the amoun f the rents payable by Tenant, or receivable by Landlord, under this lease, and the maximum rents so permitted e paid by Tenant, or received by Landlord, hereunder shall be less than the rents herein reserved, then:

(a) throughout the period of li ation, Tenant shall remain liable for the maximum amount of rents that is lawfully payable; and

(b) if and when the period of itation ends, the requirement of public authority imposing such limitation is repealed, or such limitation is res ed or rendered unenforceable by any order or ruling of a court of appropriate jurisdiction:

(i) to the extent tha e same is not prohibited by any requirement of public authority, Tenant shall pay to Landlord, on demand, a mounts that would have been due from Tenant to Landlord during the period of limitation, but that were not paid ause of the requirements of public authorities; and

(ii) thereafter, enant s ll pay to Landlord all of the rents reserved under this lease, all of which shall be calculated as if there had en no intervening period of limitation.

ARTICLE 29
No O r Waivers Or Modifications

29.01 The failure of either party insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of he performance of such one or more obligations of this lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

29.02 The following specific provisions of this Section shall not be deemed to limit the generality of any of the foregoing provisions of this Article:

(a) no agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting.

(b) the receipt by Landlord of rent with knowledge of breach of any obligation of this lease shall not be deemed a waiver of such breach;

(c) no payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this lease or at law provided.

ARTICLE 30
Curing Tenant's Defaults, Additional Rent

30.01 (a) if Tenant shall default in the performance of any of Tenant's obligations under this lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) three (3) business days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 25.02 or elsewhere in this lease for cure of such default, whichever occurs later;

(b) if Tenant is late in making any payment due to Landlord from Tenant under this lease for fifteen (15) or more days, there is a late charge of $500.00, and then interest shall become due and owing to Landlord on such payment from the date when it was due computed at the rate of ten (10%) percent per annum over the Prime Rate but in no event in excess of the maximum legal rate of interest chargeable to corporations in the State of New York.

30.02 Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills.

ARTICLE 31
Broker

31.01 Tenant covenants, warrants and represents that it had no conversations or other communications with any broker or finder in connection with the leasing of the Demised Premises to Tenant and that, to Tenant's best knowledge, there were no brokers or finders instrumental in consummating this lease except Coldwell Banker Dae Woo Realty. Tenant agrees to hold Landlord harmless against any claims for a brokerage commission or consultation fees arising out of any conversations or negotiations had by Tenant with any brokers or finders except for the Broker.

31.02 Landlord covenants, warrants and represents that it had no conversations or other communications with any broker or finder in connection with the leasing of the Demised Premises to Tenant and that, to Landlord's best knowledge, there were no brokers or finders instrumental in consummating this lease except Coldwell Banker Dae Woo Realty. Landlord agrees to hold Tenant harmless against any claims for a brokerage commission or consultation fees arising out of any conversations or negotiations had by Landlord with any brokers or finders.

ARTICLE 32
Notices

32.01 Except as otherwise expressly permitted in this lease, all notices, demands, approvals, consents, requests and other communications which under the terms of this lease, or under any statute, must or may be given or made by the parties hereto, must be in writing (whether or not so stated elsewhere in this lease), and must be made either (i) by depositing such notice in the registered or certified mail of the United States of America, return receipt requested, or (ii) by delivering such notice by a commercial courier ("**next business day delivery**"), which courier provides for delivery with receipt guaranteed, addressed to each party as follows:

If to Landlord: at the address set forth on the first page of this lease

If to Tenant: at the Demised Premises

32.02 All notices, demands, approvals, consents, requests and other communications shall be deemed to have been delivered (i) if mailed as provided for in this Article, on the date which is three (3) business days after mailing or (ii) if sent by commercial courier, on the date which is one (1) business day after dispatching. Either party may designate by notice in writing given in the manner herein specified a new or other address to which such notice, demand, approval, consent, request or other communication shall thereafter be so given or made. Notwithstanding the foregoing all fixed rent and additional rent statements, bills and invoices may be given by regular mail, hand-delivery or facsimile machine and shall be deemed given upon receipt, and emergency repair notices may be hand-delivered or sent via facsimile machine and shall be deemed given upon receipt.

ARTICLE 33
Estoppel Certificate

33.01 Within ten (10) days after Landlord's request, Tenant shall execute and deliver to Landlord, the holder of any superior mortgage, the lessor of any superior lease or any of their respective successors in interest may request, an estoppel certificate in the form to be provided to Tenant. A breach of the foregoing will constitute Tenant's acknowledgment which may be relied on by any person holding or proposing to acquire an interest in the Building, this lease or any superior mortgage, that this lease is unmodified and in full force and effect and will constitute, as to any such person, a waiver of any defaults on Landlord's part which may exist prior to the date of such request. The foregoing shall not limit any other rights and remedies available to Landlord for breach of this Article.

ARTICLE 34
Arbitration

34.01 Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this lease as the appropriate remedy. The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter jointly apply to the American Arbitration Association (or any organization successor thereto) in the city of New York for the appointment of a single arbitrator.

34.02 The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the County of Bergen. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this lease.

34.03 If for any reason whatsoever a written decision and award of the arbitrator shall not be rendered within ninety (90) days after the appointment of such arbitrator, then at any time thereafter before such decision and award shall have been rendered either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this lease.

34.04 All the expenses of the arbitration shall be borne by the parties equally except that each party shall be responsible for the payment of its own legal fees and disbursements and expert witness fees.

ARTICLE 35
No Other Representations, Construction, Governing Law, Consents

35.01 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease. This lease and said other written agreement(s) made concurrently herewith are the **"Lease Documents"**. It is understood and agreed that all understandings and agreements heretofore had between

the parties are merged in the Lease Documents, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the lease documents, made by the other.

35.02 If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law. This lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this lease to be drafted.

35.03 This lease shall be governed in all respects by the laws of the State of New York applicable to agreements made and wholly executed therein without reference to conflicts of laws principles.

35.04 Submission by Landlord of this lease for execution by Tenant shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this lease and duplicate originals thereof shall have been delivered to the respective parties.

35.05 If there shall be more than one person named as Tenant herein, then all such persons shall be deemed to be joint tenants in the leasehold estate demised hereby, with joint and several liability hereunder.

35.06 Without Landlord's prior written consent, Tenant may not record this lease or a memorandum hereof.

ARTICLE 36
Parties Bound

36.01 The obligations of this lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 9 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 25. However, the obligations of Landlord under this lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

36.02 Tenant shall look only to Landlord's estate and property in the Building (or the proceeds thereof) and, where expressly so provided in this lease, to offset against the rents payable under this lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any partner, member, officer or director thereof, disclosed or undisclosed shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises.

ARTICLE 37
Certain Definitions And Construction

37.01 For the purposes of this lease and all agreements supplemental to this lease, black's law dictionary shall be utilized.

37.02 The various terms which are bolded or underlined and defined in other Articles of this lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this lease and all agreements supplemental thereto, unless the context shall otherwise require.

37.03 The captions and headings in this lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease or the intent of any provision hereof.

ARTICLE 38
Adjacent Excavation And Construction

38.01 If an excavation or other substructure work shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

ARTICLE 39
Right of First Refusal

39.01 In the event that Lessor shall at any time during the extended (but not original) term hereof desire to sell the demised premises pursuant to any bona fide offer which it shall have received, it shall offer them to Lessee at the same price as that contained in such bona fide offer. Lessee shall have ten (10) days from and after receipt thereof to decide whether or not to purchase the demised premises at such price. If Lessee shall give notice of intent not to purchase or shall give no notice within the time herein limited, Lessor may accept such offer and proceed with the sale thereunder. If Lessee notifies Lessor that it elects to purchase the demised premises at such price, or if Lessee during the initial term exercises its purchase option, the parties shall enter into a contract of purchase and sale forthwith, based upon the form printed and distributed by the Real Estate Board. Such contract shall provide, among other things, for prorating taxes to date of closing, for payment of revenue stamps by the Seller, and for the conveyance of good and marketable title by warranty deed, conveying title which is insurable at the usual title insurance rates with only the customary title insurance exceptions.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the date first above written.

LANDLORD:

KIM MANAGEMENT, LLC.

By: [signature]
Name: James KIM
Title: Managing Director

TENANT:

BIG BROTHER WORLD, INC.

By: [signature]
Name:
Title: Presidnet

J.K.

E HIBIT
RULES AN REGULATIONS

1. The sidewalks, entrances, passages, courts, elev ors, vestibules, stairways corridors and halls shall not be obstructed or used for any purpose other than in ess and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access th io of all persons whose presence, in the judgment of the Landlord shall be prejudicial to the safety, chara r, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be nstrued to prevent such access to persons with whom the Tenant normally deals only for the purpose of onducting its business on the Premises (such as clients customers, office suppliers and equipment vend and the like) unless such persons are engaged in illegal activities. No Tenant and no employees of an nant shall go upon the roof of the Building without the written consent of the Landlord.

2. An appropriate awnings or other projections may b attached to the outside walls of the Building subject to the landlord's consent. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window covering. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coasted or otherwise sunscreened without written consent of Landlord.

3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted of affixed by any Tenant on, about or from any part of the Premises or the Building without the prior written consent of the Landlord. If the Landlord shall have given such consent at the time, whether before of after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by the Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to the Tenant. The directory tablet will be provided exclusively for the display of the name and location of the Tenant only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard signage.

4. Tenant shall exercise reasonable care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing blinds when the sun's rays fall directly on the windows of the Premises. Tenant shall not tamper with or change the sweating of any thermostats or temperature control valves.

5. The toilet rooms, water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting form any misuse of the fixtures shall be borne by the Tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

6. No Tenant shall mark, paints, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings, shall be permitted, except with the prior written consent of the Landlord (which Landlord shall not unreasonably withhold) and as the Landlord may direct.

7. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises, and cooking may be done or permitted by any Tenant on the Premises with permit from the Health department from New York city, including the preparation of coffee, tea, hot chocolate and similar items for Tenants and their employees shall be permitted provided power shall not exceed that amount which can be provided by a circuit. No Tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Premises. Smoking or carrying lighted cigars, cigarettes or pipes in the elevators of the Building is prohibited.

8. The Premises shall no be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No Tenant shall occupy or permit any portion of the Premises to be occupied as an office for a public stenographer to typist, or for the manufacture or sale of liquor, narcotics, or tobacco (except by a cigarette vending machine for used by Tenant's employees) in any form or as a medical office, or as a barber or manicure shop, or as an employment bureau, without the express written consent of Landlord. No Tenant shall engage or pay any employees on the Premises except those actually working for such Tenant on the Premises, nor advertise for laborers giving an address at the Premises. The Premises shall no be used for lodging or sleeping or for any immoral or illegal purpose.

9. No Tenant shall make or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the used of any musical instrument, radio, phonograph, unusual noise, or in any other way. No Tenant shall throw anything out of doors, windows or skylight or down the passage ways.

10. No Tenant or assignee nor any of their servants, employees, agents, visitors or licensees, shall at any time bring or deep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant nor shall any changes be made in existing locks or the mechanisms thereof. Each Tenant must upon the termination of his tenancy, restore to the Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such Tenant and in the event of the loss of keys so furnished, such Tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

12. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall determine from time to time, with the express written consent of the Landlord. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the superintendent of the Building and under his supervision, and the persons employed by any Tenant for such work must be acceptable to Landlord. The Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight. No furniture, packages or merchandise will be received in the Building or carried up or down in the elevator except on freight elevators and during such hours as shall be designated by the Landlord.

13. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office location and upon written notice from Landlord and Tenant shall refrain from or discontinue such advertising.

14. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of rent to required all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the Tenants and the protection of the Building and the property in the Building.

15. Any persons employed by an Tenant to do janitor work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the superintendent of the Building (but not as an

agent of servant of said superintendent or of the Landlord), and Tenant shall be responsible for all acts of such persons.

16. All doors opening onto public corridors shall be dept closed, except when in use for ingress and egress.

17. The requirements of Tenant will be attended to only upon application to the Office of the Building.

18. Canvassing, soliciting and peddling in the Building are prohibited and each Tenant shall report and otherwise cooperate to prevent the same.

19. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in setting approved by Landlord, to absorb or prevent any vibrations, noise and annoyance.

20. No air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the written consent of Landlord, which consent will not be unreasonably withheld; except that Tenant shall have the right to install a supplementary air conditioning unit as shown on the final plans and specifications agreed to for the Tenant improvements to Premises.

21. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

22. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld.

23. The scheduling of Tenant move-ins shall be subject to the reasonable discretion of Landlord.

24. If the Landlord desires telephone or telegraph connections, the Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions from the Landlord.

25. The term "personal goods or services vendors" as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a Tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business on the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverage, food, barbering services, and shoe shining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon such reasonable terms and conditions, including but no limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on the Landlord occasioned by the presence of such vendors or the sale by them of personal goods or services to the Tenant or its employees. If necessary for the accomplishment of theses purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

26. Landlord will not be responsible for lost or stolen property, equipment, money or jewelry from Tenant's are or public rooms regardless of whether such loss occurs when such are or public rooms are locked against entry, unless due to the gross negligence or willful acts or omissions of Landlord.

ASSIGNMENT AND ASSUMPTION OF LEASE

The Parties Agree as Follows: Corner

Date:	July 28, 2003
Assignor:	Big Brother World, Inc.
Address :	15-15 132 nd Street, First Floor, College Point, NY
Assignee:	Corner Distributors, Inc.
Address :	3940 Merritt Avenue, Bronx, New York 10466

The Lease which is assigned herein is identified as follows:

Landlord :	Kim Management LLC.
Tenant :	Big Brother World, Inc.
Date :	January 27, 2003
Premises :	15-15 132 nd Street, First Floor, College Point, NY

Consideration: Assignor has received one ($ 1.00) dollar and other good and valuable consideration for this Assignment;

Assignment: Assignor assigns to the Assignee all the Assignor's right, title and interest in (a) the Lease and (b) the security deposit in the amount of $ 15,000.00 ;

Assumption: Assignee agrees to pay the rent promptly and perform all of the terms of the Lease as of the date of this assignment. Assignee assumes full responsibility for the Lease as if Assignee signed the Lease originally as Tenant.

Indemnity: Assignee agrees to indemnify and hold Assignor harmless from any legal actions, damages and expenses, including legal fees that the assignor may incur arising out of the Lease.

Benefit to Landlord: Assignee agrees that the obligations assumed shall benefit the landlord named in the Lease as well as the Assignor.

Assignor's Statements: Assignor states that Assignor has the right to assign this Lease and that the premises are free and clear of any judgment, executions, liens, taxes and assessments.

Assignee's Statement: Assignee states that Assignee has read the Lease and has received the original or an exact copy of the Lease.

Closing of Title: This assignment shall become effective only upon closing of title as and

between the assignor and assignee;

Successors: This assignment is binding on all parties who lawfully succeed to the rights or take the place of the Assignor or assignee.

The Assignor and assignee have signed this Assignment as of the date at the top of this first page.

Assignor
Big Brother World, Inc.

By: ______________________
President

Assignee
Corner Distributor, Inc.

By: ______________________, President

LANDLORD CONSENT

Landlord hereby consents to the within assignment and assumption of the lease and represents that the lease is in full force and effect and that there are no arrears under the lease.

Kim Management, LLC.

By: ______________________
Sukju Ch

GOOD GUY GUARANTY

GUARANTY, given this 30th day of July, 2003, by Francis Vegliante (referred to herein as "Guarantor"), to Kim Management, LLC., having an address at 1222 Anderson Avenue, Fort Lee, NJ 07024 ("Landlord").

WITNESSETH:

WHEREAS, concurrently herewith Landlord is entering into a certain Lease (the "Lease") to Corner Distributors, Inc., a New York corporation ("Tenant"), of certain premises consisting of the building known as 15-15 132nd Street, College Point, NY, as more particularly described in the Lease (the 'Demised premises"); and

WHEREAS, in order to induce Landlord to enter into the Lease, Guarantor has agreed to give this Guaranty of the obligations of Tenant under the Lease.

NOW THEREFORE, in consideration of ten dollars, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Guarantor does hereby unconditionally guaranty to Landlord the due and punctual payment of all rent and additional rent, including reasonable attorneys' fees (sometimes referred to herein as the "Obligations"), to be paid by Tenant under the Lease. Notwithstanding anything contained herein to the contrary, in the event that (a) Tenant is not default of the Obligations, (b) Tenant gives Landlord at least 120 days (4 months) prior written notice of its intent to vacate and surrender the demised premises on a date which shall be the last date of any calendar month (hereinafter the "Surrender Date"), (c) on or before the Surrender Date Tenant vacates and surrenders possession of the demised premises to Landlord in accordance with the provisions of the Lease free of all occupants, including without limitation, any subtenants and licensees, and free of any damage or mechanics' liens (normal wear and tear excepted) and (d) on or before the Surrender Date, Tenant and/or Guarantor pays to Landlord any and all Obligations due to Landlord under the Lease for the term of the Lease up until and including the Surrender Date, then the liability of the Guarantor shall be limited to the period of the Lease up to and including the Surrender Date.

2. This Guaranty is irrevocable, continuing, indivisible and unconditional and shall remain in full force and effect regardless of, and shall not be discharged, terminated, impaired or modified in any manner by reason of (a) any amendment, modification, extension or renewal of the Lease; (b) the assertion or exercise by the Landlord, or the failure of the Landlord to assert or exercise, against the Tenant of any of the rights or remedies of Landlord under the Lease; (c) the assignment by Tenant of any of its rights under or interest in the Lease; (d) the existence or continuance, or discontinuance, of the Tenant as a legal entity; (e) the bankruptcy, insolvency, receivership or reorganization of the Tenant, or the making by the Tenant of an assignment for the benefit of creditors, or the disaffirmance of the Lease by a trustee in bankruptcy; or (f) the acceptance, alteration, release or substitution by Landlord of any security for the Obligations, whether provided by Tenant, Guarantor or any other person. This Guaranty is and shall be a direct and primary obligation of Guarantor and may be enforced by Landlord without prior resort to Tenant or the exhaustion of any rights or remedies the Landlord may have against Tenant. This Guaranty shall also remain in full force and effect and shall also apply with respect to any period which Tenant is occupying the demised premises as a holdover tenant or as a month-to-month tenant.

3. Guarantor hereby expressly waives the following: (a) acceptance and notice of acceptance of this Guaranty by Landlord; (b) notice of extension of time of the payment, (c) notice of any demand for payment, notice of default or nonpayment; and (d) trial by jury and the right thereto in any action or proceeding of any kind or nature, arising on, under or by reason of or relating in any way to, this Guaranty.

4. Guarantor has not and will not set up or claim any defense, counterclaim, setoff or other objection of any kind to the suit, action or proceeding at law, in equity, or otherwise, or to any demand or claim that may be instituted or made under and by virtue of the Guaranty. All remedies of Landlord by reason of or under this Guaranty are separate and cumulative remedies, and it is agreed that no one of such remedies shall be deemed in exclusion of any other remedies available to Landlord.

5. Guarantor represents and warrants that it has full power and authority to execute, deliver and perform this Guaranty, and that neither the execution, delivery nor performance of Guaranty will violate any law or regulation, or any order or decree of any court or governmental authority, or will conflict with, or result in the breach of or constitute a default under, any agreement or other instrument to which Guarantor is a party or by which Guarantor may be bound, or will result in the creation or imposition of any lien, claim or encumbrance upon any property of Guarantor.

6. This Guaranty may not be changed or terminated orally. No modification or waiver of any provision of the Guaranty shall be effective unless such modification or waiver shall be in writing and signed by Landlord, and the same shall then be elective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No course of dealing between Guarantor and Landlord in exercising any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

7. This Guaranty shall be construed in accordance with, and governed by, the laws of the State of New York. No invalidity, irregularity, illegality or unenforceability of any obligation shall affect, impair or be a defense to the enforceability of the Guaranty. Notwithstanding the invalidity, irregularity, illegality or unenforceability of any obligation of Tenant to Landlord, this Guaranty shall remain in full force and effect and shall be binding in accordance with its terms upon Guarantor and the heirs, executors, administrators, legal representative, successors and assigns of Guarantor.

8. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators. legal representatives, successors and assigns.

IN WITNESS WHEREOF, Guarantor has given and executed the Guaranty on the date first above written.

Witness HOSUNG HAN

Francis Vegliante, Individually

State of New York)
County of ______) Ss.:

On the ___ day of July, 2003, before me, the undersigned, personally appeared ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____
Notary Public